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                                                                    EXHIBIT 99.1

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE


                          IN AND FOR NEW CASTLE COUNTY



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Todd M. Veeck,                                  :
                                                :
         Plaintiff,                             :     Civil Action No.
                                                :
               v.                               :
                                                :
Emily Rauh Pulitzer, Michael E. Pulitzer,       :
David E. Moore, Richard W. Moore,               :
Robert C. Woodworth, Ken J. Elkins,             :
James M. Snowden, Jr., William Bush,            :
Ronald H. Ridgway, Alice B. Hayes,              :
Susan T. Congalton, and Pulitzer, Inc.,         :
                                                :
         Defendants.                            :
                                                :
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                             CLASS ACTION COMPLAINT

         Plaintiff, Todd M. Veeck, by his attorneys, alleges upon information and belief, except as to paragraph 1 which is alleged upon personal knowledge, as follows:

                                   THE PARTIES

         1. Plaintiff Todd M. Veeck ("plaintiff") is the owner of common stock of Pulitzer, Inc. ("Pulitzer" or the "Company") and has been the owner of such shares continuously since prior to the wrongs complained of herein.

         2. Pulitzer is a corporation duly existing and organized under the laws of the State of Delaware, with its principal executive offices located at 900 North Tucker Boulevard, St. Louis, Missouri. Pulitzer was capitalized on March 18, 1999, with approximately $550 million in cash and all of the other assets (other than broadcasting assets) of Pulitzer Publishing Company ("PPC") and now operates the principal newspaper publishing and related new-media businesses formerly operated by PPC. At all relevant times, Pulitzer common stock traded on the New York Stock Exchange under the symbol "PTZ."

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         3. Defendant Emily Rauh Pulitzer ("Emily Pulitzer") is and has been at all times relevant hereto, a director of Pulitzer. Emily Pulitzer, the widow of Joseph Pulitzer, Jr., owns and/or controls approximately 2% of the Company's common stock, 53.6% of its Class B common stock, and 49.6% of the voting power of the Company. Emily Pulitzer is also a trustee of The Pulitzer Inc. Voting Trust which owns over 95% of the Company's Class B common stock, representing approximately 88% of the voting power of the Company. Emily Pulitzer is 70 years old. As a controlling shareholder of Pulitzer, Emily Pulitzer owes fiduciary duties of good faith, fair dealing, loyalty, candor, and due care to plaintiff and the other members of the Class.

         4. Defendant Michael E. Pulitzer ("Michael Pulitzer") is and at all times relevant hereto has been Chairman of the Board of Directors of Pulitzer. He also serves as a trustee of the Trust. He is the brother-in-law of defendant Emily Pulitzer and a cousin of defendant David E. Moore. Michael Pulitzer owns approximately 3.5% of the Company's common stock and 13.2% of the Company's Class B common stock, representing approximately 12.5% of the voting power of the Company. He is 74 years old.

         5. Defendant David E. Moore ("David Moore") is and at all times relevant hereto has been a Director Emeritus of Pulitzer. David Moore is served as a director of the Company between 1999 and the 2003 annual meeting of shareholders, following which he was appointed a director emeritus. He owns and/or controls over 25% of the Company's Class B common stock, representing approximately 23.8% of the voting power of the Company. He served as a director of PPC from 1984 until 1999 and currently serves as a trustee of the Trust. David Moore and Michael Pulitzer are cousins. David Moore is also the father of defendant Richard W. Moore.

         6. Defendant Richard W. Moore ("Richard Moore") is and at all times relevant hereto has been a director of Pulitzer. He has been a partner of the law firm of Meaders, Duckworth & Moore in New York City since 1990. Richard Moore owns approximately 1.9% of


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the Company's Class B common stock, representing approximately 1.8% of the
Company's voting power.

         7. Defendant Robert C. Woodworth ("Woodworth") is and at all times relevant hereto has been President, Chief Executive Officer and a director of Pulitzer. He also serves as a trustee of the Trust.

         8. Defendant Ken J. Elkins ("Elkins") is and at all times relevant hereto has been a director of Pulitzer. Elkins previously served as an officer and director of PPC.

         9. Defendant James M. Snowden, Jr. ("Snowden") is and at all times relevant hereto has been a director of Pulitzer. Snowden has been Executive Vice President of Huntleigh Securities Corporation ("Huntleigh") since November 1995. According to the Company's 2004 annual proxy, Pulitzer "has retained and compensated, and intends to retain and compensate in the future, Huntleigh as a financial advisor in connection with such financial matters and the Company deems appropriate." in 2003, the Company paid Huntleigh approximately $200,000. Snowden previously served as a director of PPC from 1986 until 1999.

         10. Defendant William Bush ("Bush") is and at all times relevant hereto has been a director of Pulitzer. Bush has been a partner in the law firm of Fulbright & Jaworski L.L.P., and its predecessor firm, Reavis & McGrath, since 1977. He is the partner in charge of the firm's New York office and a member of the Executive Committee of the firm. According to the Company's 2004 annual proxy, Pulitzer "has retained and compensated, and intends to retain and compensate in the future, Fulbright & Jaworski, L.L.P. as attorneys in connection with such legal matters as the Company deems appropriate." In 2003, the Company paid Fulbright & Jaworski, L.L.P. approximately $1.6 million in fees. Bush previously served as a director of PPC from 1997 to 1999.

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         11. Defendant Ronald H. Ridgway ("Ridgway") is and at all times relevant hereto has been a director of Pulitzer. Ridgway served as the Company's Senior Vice President - Finance from May 1998 through August 2001, retiring on October 1, 2001, and served as PPC's Senior Vice President - Finance from March 1986 through March 1999. Prior to that, Ridgway served as PPC's Vice President -- Finance from April 1984 through March 1986, as Treasurer from April 1979 through March 1986 and as Secretary and Assistant Treasurer from January 1978 through March 1979. Ridgway served as a director of PPC from 1979 until 1999.

         12. Defendants Alice B. Hayes and Susan T. Congalton are and at all times relevant hereto have been directors of Pulitzer.

         13. The defendants referred to in paragraphs 3 through 12 are collectively referred to herein as the "Individual Defendants."

         14. The Individual Defendants are in a fiduciary relationship with plaintiff and the other public stockholders of Pulitzer, and owe them the highest obligations of good faith, fair dealing, due care, loyalty and full, candid and adequate disclosure.


                            CLASS ACTION ALLEGATIONS

         15. Plaintiff brings this action on his own behalf and as a class action, pursuant to Court of Chancery Rule 23, on behalf of himself and the public shareholders of Pulitzer common stock (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation or other entity related to or affiliated with any of the defendants.

         16. This action is properly maintainable as a class action.

         17. The Class is so numerous that joinder of all members is impracticable. As of January 26, 2005 there were approximately 10.5 million publicly held shares of Pulitzer common stock outstanding.


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         18. There are questions of law and fact which are common to the Class including, inter alia, the following:

             (a) whether the proposed transaction is unfair to the Class;

             (b) whether plaintiff and the other members of the Class would be irreparably damaged were the transactions complained of herein consummated; and

             (c) whether defendants have breached their fiduciary and other common law duties owed by them to plaintiff and the other members of the Class.

         19. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiff's claims are typical of the claims of the other members of the Class and plaintiff has the same interests as the other members of the Class. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

         20. The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for defendants, or adjudications with respect to individual members of the Class which would as a practical matter be dispositive of the interests of the other members not parties to the adjudications or substantially impair or impede their ability to protect their interests.

         21. Defendants have acted, or refused to act, on grounds generally applicable to, and causing injury to, the Class and, therefore, preliminary and final injunctive relief on behalf of the Class as a whole is appropriate.


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                             SUBSTANTIVE ALLEGATIONS

                            BACKGROUND OF THE COMPANY

         22. Pulitzer was capitalized on March 18, 1999, with approximately $550 million in cash and all the other assets (other than broadcasting assets) of PPC as a result of the Spin-off (as defined below) and is now operating the principal newspaper publishing and related new-media businesses formerly operated by PPC and certain other newspapers acquired since the Broadcast Transaction (as defined below). The Company was organized as a corporation in 1998 and, prior to the Spin-off, was a wholly-owned subsidiary of PPC. Prior to the Broadcast Transaction, PPC was engaged in newspaper publishing and television and radio broadcasting.

         23. Pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of May 25, 1998 (the "Merger Agreement"), by and among PPC, the Company and Hearst-Argyle Television, Inc. ("Hearst-Argyle"), on March 18, 1999, Hearst-Argyle acquired, through the merger (the "Merger") of PPC with and into Hearst-Argyle, PPC's television and radio broadcasting operations (collectively, the "Broadcasting Business") in exchange for the issuance to PPC's stockholders of 37,096,774 shares of Hearst-Argyle's Series A common stock. PPC's Broadcasting Business consisted of nine network-affiliated television stations and five radio stations owned and operated by Pulitzer Broadcasting Company and its wholly owned subsidiaries. Prior to the Merger, the newspaper publishing and related new media businesses of PPC (including its subsidiaries) were contributed to the Company in a tax-free "spin-off" to PPC stockholders (the "Spin-off"). The Merger and Spin-off are collectively referred to as the "Broadcast Transaction."


                                THE VOTING TRUST

         24. As of March 12, 2004, stockholders of the Company holding 11,205,830 shares of Class B Common Stock, representing approximately 88.1% of the combined voting power of the Company's outstanding Common Stock and Class B Common Stock, are parties to an agreement providing for the creation of a the Voting Trust. These Class B stockholders have deposited their shares of Class B Common Stock into the Voting Trust and have received from the Voting Trust


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one or more certificates ("Voting Trust Certificates") evidencing their interest in the shares so deposited.

         25. The current trustees of the Voting Trust are Alan G. Silverglat, Ellen Soeteber and defendants David Moore, Michael Pulitzer, Emily Pulitzer, and Robert C. Woodworth (the "Trustees"). The Trustees generally have all voting rights with respect to the shares of Class B Common Stock subject to the Voting Trust. However, in connection with certain matters, including any proposal for a merger, consolidation, recapitalization or dissolution of the Company or disposition of all or substantially all of its assets, the calling of a special meeting of stockholders and the removal of directors, the Trustees may not vote the shares deposited in the Voting Trust except in accordance with written instructions from the holders of the Voting Trust Certificates. The Voting Trust permits the conversion of the Class B Common Stock deposited in the Voting Trust into Common Stock in connection with certain permitted transfers, including, without limitation, sales that are exempt from the registration requirements of the Securities Act of 1933, as amended, sales that meet the volume and manner of sale requirements of Rule 144 promulgated thereunder and sales that are made pursuant to registered public offerings. The Voting Trust may be terminated with the written consent of holders of two-thirds of the shares of Class B Common Stock deposited in the Voting Trust. Unless extended or terminated by the parties thereto, the Voting Trust expires on March 18, 2009.


                       INSIDER CHANGE IN CONTROL BENEFITS

         26. In November 2004, Pulitzer announced that it was considering a number of options, and it hired Goldman Sachs Group to explore the possibility of a sale.

         27. Shortly thereafter, Pulitzer established a bonus program for executive officers in the event of a change in control of the Company which provides that, upon consummation of a transaction, seven top executives who meet certain conditions would be eligible to split a bonus


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pool of $4 million. The largest hunk will go to Senior Vice President Terrance
C.Z. Egger, who will receive $918,657. Chief Financial Officer Alan G. Silverglat, also a trustee of the Trust, will receive $911,418. Defendant Woodworth will receive $795,593. Members of lower management will be eligible for a similar program valued at up to $6.2 million.


                       THE EMPLOYEE GROUP'S BUYOUT EFFORTS

         28. Hoping to fend off outside suitors for Pulitzer, a group of St. Louis Post-Dispatch workers has launched a quest to buy Pulitzer through an employee-ownership effort "to control our own destiny."

         29. In a recent memo to Post-Dispatch colleagues, the six-person organizing group (the "Employee Group") said they have met with advisers to explore prospects of making a bid and to "preserve the company's financial independence and advance the Pulitzer journalistic tradition."

         30. While acknowledging that time is tight, the Employee Group can't offer a bid until Pulitzer honors its requests to turn over its financial records already supplied to other suitors. They have not yet received a response from Pulitzer. In forming an ESOP, the Employee Group also must get approval from Pulitzer itself.

         31. In a question-and-answer section of the memo, organizers wrote that in conversations that included a large bank, "we've been assured that financing is available."


                 THE MERGER AGREEMENT WITH LEE ENTERPRISES, INC.

         32. On January 31, 2005, Pulitzer announced that it has agreed to be bought by Lee Enterprises Inc. ("Lee") in a $1.46 billion deal (the "Lee Transaction"). Pursuant to the terms of the Lee Transaction, Pulitzer shareholders will receive $64 per share in cash.


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         33. The interests of the Pulitzer Family are different from and in conflict with the Company's public shareholders, whose interest is to achieve the maximum value from their holdings in Pulitzer, whether by successful operation of Pulitzer's business or a sale process designed to maximize shareholder value.

         34. The directors of Pulitzer, at the direction of the Pulitzer family, have agreed to a sale of Pulitzer to serve their own interests, the interests of the Pulitzer Family and the interests of the officers of Pulitzer. In so doing, defendants are not acting in good faith toward plaintiff and the other members of the Class. Defendants have therefore breached and are breaching their fiduciary duties to the members of the Class.

         35. The consideration to be paid to Class members is unfair and inadequate because, among other things: (a) the officers and directors of Pulitzer have positioned themselves to reap significant benefits from the proposed transaction at the expense of the Company's public shareholders; and
(b) the intrinsic value of the Company is materially in excess of $64 per share, giving due consideration to the Company's prospects for growth and profitability in light of its business, earnings power, present and future.

         36. The Individual Defendants were and are under a duty:

             (a) to fully inform themselves of Pulitzer's market value before taking, or agreeing to refrain from taking, action;

             (b) to act in the interests of the equity owners;

             (c) to maximize shareholder value;

             (d) to obtain the best financial and other terms when the Company's independent existence will be materially altered by a transaction; and


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             (e) to act in accordance with their fundamental duties of due care and loyalty.

         37. By the acts, transactions and courses of conduct alleged herein, defendants, individually and as part of a common plan and scheme or in breach of their fiduciary duties to plaintiff and the other members of the Class, are attempting unfairly to deprive plaintiff and other members of the Class of the true value of their investment in Pulitzer.

         38. Pulitzer shareholders will, if the transaction is consummated, be deprived of the opportunity for substantial gains which the Company may realize.

         39. By reason of the foregoing acts, practices and course of conduct, defendants have failed to exercise ordinary care and diligence in the exercise of their fiduciary obligations toward plaintiff and the other Pulitzer public stockholders.

         40. As a result of the actions of defendants, plaintiff and the other members of the Class have been and will be damaged in that they have not and will not receive their fair proportion of the value of Pulitzer's assets and businesses and will be prevented from obtaining appropriate consideration for their shares of Pulitzer common stock.

         41. Unless enjoined by this Court, the defendants will continue to breach their fiduciary duties owed to plaintiff and the other members of the Class, and may consummate the proposed transaction which will exclude the Class from its fair proportionate share of Pulitzer's valuable assets and businesses, and/or benefit them in the unfair manner complained of herein, all to the irreparable harm of the Class, as aforesaid.

         42. Plaintiff and the Class have no adequate remedy at law.

         WHEREFORE, plaintiff prays for judgment and relief as follows:



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         A. Ordering that this action may be maintained as a class action and certifying plaintiff as the Class representative;

         B. Preliminarily and permanently enjoining defendants and all persons acting in concert with them, from proceeding with, consummating or closing the proposed transaction;

         C. In the event the proposed transaction is consummated, rescinding it and setting it aside or awarding rescissory damages to the Class;

         D. Directing defendants to account to Class members for their damages sustained as a result of the wrongs complained of herein;

         E. Awarding plaintiff the costs of this action, including reasonable allowance for plaintiff's attorneys' and experts' fees;

         F. Granting such other and further relief as this Court may deem just and proper.

                                          ROSENTHAL, MONHAIT, GROSS
                                          & GODDESS, P.A.


                                          By: /s/ Carmella P. Keener
                                              Carmella P. Keener (DSBA No. 2810)
                                              919 N. Market Street, Suite 1401
                                              Wilmington, DE 19899
                                              (302) 656-4433


         Of Counsel:
         THE WEISER LAW FIRM, P.C.
         Patricia C. Weiser
         Robert B. Weiser
         121 N. Wayne Avenue, Suite 100
         Wayne, PA 19087
         Telephone:  (610) 225-2677



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